UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 8, 2010
CARVER BANCORP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-13007	13-3904174

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 West 125th Street, New York, NY	10027-4512

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 360-8820
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4. 02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.
(a) On July 8, 2010, the Audit Committee of the Board of Directors of the Company determined that the consolidated interim financial statements for the three and six months ended September 30, 2009 and the nine months ended December 31, 2009, as included in the Company’s Forms 10-Q for the periods ended September 30, 2009 and December 31, 2009, together with the notes related thereto, as set forth in such quarterly reports as initially filed should no longer be relied upon.
The Company will include in the Form 10-K for the fiscal year ended March 31, 2010, a restatement of its previously reported operating results for the fiscal quarter ended September 30, 2009 to reflect the adjustment of the estimated fair value of certain residential mortgage loans that were classified as Held for Sale and reported at the lower of cost or fair value as of September 30, 2009. The subject loans were transferred from Held for Sale to Held for Investment, effective October 1, 2009. The Company has determined that in preparing the original valuation for such loans as of September 30, 2009 for the purpose of recording the loans at the lower of cost or fair value, it did not appropriately apply the provisions of ASC 820, Fair Value Measurements. Specifically, the valuation did not appropriately incorporate the impact on the fair value estimate of assumptions related to credit quality and liquidity risk that a market participant would be expected to use for loans with similar characteristics. The revised valuation resulted in a reduction of $1,826,000 in the estimated fair value of the subject loans as of September 30, 2009. The loans were transferred from Held for Sale to Held for Investment, effective October 1, 2009, and were recorded in Held for Investment at a cost basis equal to their fair value (as revised) as of September 30, 2009.

The table below summarizes the impact of restating the Company’s operating results for the second fiscal quarter ended September 30, 2009.

	As Reported		Restated
Fiscal 2010:	September 30	Adjustments	September 30

Interest Income	$10,507	$—	$10,507
Interest expense	2,728		2,728

Net interest income	7,779	—	7,779

Provision for loan losses	1,315		1,315

Net interest income after provision for loan losses	6,464	—	6,464

Non-interest income	1,153	(1,826)	(673)
Non-interest expense	6,938		6,938

Income before income taxes and minority interest	679	(1,826)	(1,147)

Income tax benefit	140	698	838
Minority interest, net of taxes	—	—	—

Net income (loss)	$819	$(1,128)	$(309)

Earnings per common share:
Basic	$0.23		$(0.22)

Diluted	$0.23		$ N/A

As a result of recording the adjustment in the second fiscal quarter, net income for the six month period ended September 30, 2009 was reduced from $1,544,000 to $412,000, and basic and diluted earnings per share (“EPS”) were reduced from $0.42 to ($0.03). For the nine month period ended December 31, 2009, net income was reduced from $2,301,000 to $1,169,000, and basic and diluted EPS were reduced from $0.64 to $0.18 as a result of the adjustment.
The Audit Committee has discussed the matters disclosed herein with the Company’s independent registered public accounting firm, KPMG LLP.
Item 9.01 Financial Statements and Exhibits.
(a)	Financial Statements of Businesses Acquired. Not applicable.

(b)	Pro Forma Financial Information. Not applicable.

(c)	Shell Company Transactions. Not applicable.

(d)	Exhibits. Not applicable.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.
DATE: July 15, 2010

BY:	/s/ Chris A. McFadden
Chris A. McFadden
Executive Vice President and Chief Financial Officer